SERVICING CERTIFICATE
                     PROVIDIAN HOME EQUITY LOAN TRUST 1999-1
                                CUSIP # 74407XAA9

     Under sections 4.01 and 5.03 of the Pooling and Servicing Agreement dated as of April 1, 1999 by and between Providian National Bank, as Transferor and Servicer, Merrill Lynch Mortgage Investors, Inc., as Depositor, and Bankers Trust Company, as Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), Providian National Bank, as the Servicer, is required to prepare certain information each month regarding current receipts and distributions on the Providian Home Loan Asset-Backed Certificates, Series 1999-PNB1 (the "Certificates") and the performance of the Providian Home Equity Loan Trust 1999-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on September 27, 1999 (the "Distribution Date") and the performance of the Trust during the month of August 1999 (the "Collection Period") is set forth under "D" below.

A. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement referred to above. References herein to certain subsections are references to the respective subsections of the Pooling and Servicing Agreement.

B.   The Servicer is the Servicer under the Pooling and Servicing Agreement.

C.   The undersigned is a Servicing Officer.

D.   1.   Collections  received  during the  Collection  Period for:

          (a)   Interest                                            6,076,855.93
          (b)   Principal                                          22,245,663.60
                                                                   -------------
          Total Collections                                        28,322,519.53

     2.   Insurance Proceeds received during the Collection Period          0.00

     3.   Net Liquidation Proceeds received during the Collection Period    0.00

     4.   Transfer Deposit Amount paid by the Transferor pursuant to
          Section 2.02, 2.04, or 3.01                                       0.00

     5.   Floating Allocation Percentage                                  85.99%

     6.   Fixed Allocation Percentage                                     98.00%

     7.   Certificate Interest Collections (other than any
          investment earnings)for such Distribution Date            5,225,206.88

          Investment earnings on the Collection Account                26,601.83
                                                                    ------------
          Total Certificate Interest Collections                    5,251,808.71

     8.   Transferor Interest Collections                             851,649.05

          Transferor Principal Collections                         22,245,663.60

     9.   Accelerated Principal Distribution Amount                 1,986,297.01

     10.  Scheduled Principal Collections Payment                           0.00

     11.  Liquidation Loss Amounts                                    449,723.17

          Investor Loss Amount                                        386,696.12

     12.  Cumulative amount of Liquidation  Loss Amounts for such
          Distribution Date and all prior Distribution Dates        1,180,422.98

          Cumulative amount of Investor Loss Amounts for such
          Distribution Date and all prior Distribution Dates          987,346.74

          Aggregate Investor Loss Amount                                    0.00

     13.  Total amount distributed to Certificateholders            4,530,586.00

     14.  Amount of interest included in such distribution          2,544,288.99

          The related Certificate Rate or, if applicable,  the
          Alternate Certificate Rate                                   5.628750%

     15.  Amount, if any, of overdue interest included in such
          distribution                                                      0.00

     16.  Remaining overdue interest on the Certificates
          after giving effect to such distribution                          0.00

     17.  Amount, if any, of Unpaid Investor Loss Amount
          included in such distribution                                     0.00

     18.  Amount, if any, of Unpaid Investor Loss Amount
          after giving effect to such distribution                          0.00

     19.  Invested  Amount,                                       500,000,000.00

          Certificate Principal Balance                           491,122,827.69

          Pool Factor, each after giving effect to such
          distribution                                                0.98224566

     20.  Required Enhancement Amount                              39,289,826.22

     21.  Transferor Subordinated Amount after giving
          effect to such distribution                              10,000,000.00

     22.  Required Overcollateralization Amount                    29,289,826.22

     23.  Amount, if any, by which the Invested  Amount exceeds the Certificate Principal Balance (before giving
          effect to such distribution)                              6,890,875.30

     24.  Amount, if any, by which the Invested Amount exceeds
          the Certificate Principal Balance (after giving
          effect to such distribution)                              8,877,172.31

     25.  Pool Balance as of the end of the preceding Collection
          Period                                                  562,855,455.00

     26.  Transferor's Interest Balance (based on the Pool
          Balance as of the end of the preceding Collection
          Period) after giving effect to such distribution         62,855,455.00

     27.  Aggregate amount of Additional  Balances created
          during the preceding Collection Period                    4,056,551.77

     28.  During the Revolving Period, the amount of Principal
          Collections and principal payment to be retained by the
          Transferor in respect of such Distribution Date          22,245,663.60

     29.  Whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying each such
          Rapid Amortization Event if one has occurred                      None

     30.  Whether a Servicer Default has occurred since the prior
          Determination Date, specifying each such Servicer Default
          if one has occurred                                               None

     31.  Guaranteed Distributions                                          0.00

          Preference Amount                                                 0.00

     32.  Reimbursement Amount                                              0.00

     33.  Amount to be distributed to or at the direction of
          the owner of the Transferor's Interest pursuant to
          Section 6.01(a)(viii)                                             0.00

     34.  Servicing Fee                                               270,833.33

     35. Number of accounts and aggregate outstanding balances of Home Equity Loans, delinquent the following number of days, as of the end of the related Collection Period:

                            Number of Accounts     Aggregate Outstanding Balance
                            ------------------     -----------------------------
          30-59 days                243                        8,302,255
          60-89 days                 70                        2,337,418
          90+ days                   89                        3,206,341

     36.  Aggregate book value, as of the end of the related
          Collection Period, of any Mortgaged Property that was
          acquired by the Trust through foreclosure or deed in
          lieu of foreclosure during the preceding Collection Period        0.00

     37.  Aggregate Principal Balance of Subsequent Home Equity
          Loans purchased during the related Collection Period              0.00

     38.  Number of accounts and aggregate Principal Balance
          of Home Equity Loans removed from the Trust and
          transferred to the Transferor on the related
          Removal Date                                                      0.00

          Cumulative  number and aggregate Principal Balance
          of all Home Equity Loans that have been retransferred on
          such Removal Date and all prior Removal Dates.                    0.00

     39.  Draw Amount                                                       0.00

     40.  Amount distributed to Certificateholders                  4,530,586.00

          (per $1,000 Original Principal Amount)                            9.06

     41.  Amount of interest included in such distribution          2,544,288.99

          The related Certificate Rate or, if applicable,
          the Alternate Certificate Rate                               5.628750%

          (per $1,000 Original Principal Amount)                            5.09

     42.  Amount, if any, of overdue interest included in such
          distribution                                                      0.00

          (per $1,000 Original Principal Amount)                            0.00

     43.  Remaining overdue interest on the Certificates after giving
          effect to such distribution                                       0.00

          (per $1,000 Original Principal Amount)                            0.00

     44.  Amount, if any, of principal included in such
          distribution                                              1,986,297.01

          (per $1,000 Original Principal Amount)                            3.97

     45.  Amount, if any, of Unpaid Investor Loss Amount included
          in such distribution                                              0.00

          (per $1,000 Original Principal Amount)                            0.00

     46.  Amount, if any, of Unpaid Investor Loss Amount after
          giving effect to such distribution                                0.00

          (per $1,000 Original Principal Amount)                            0.00


     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 22nd day of September 1999.


                                                PROVIDIAN NATIONAL BANK
                                                as Servicer


                                                By:  /s/ Daniel Sanford
                                                     ----------------------
                                                     Daniel Sanford
                                                     Senior Vice President
                                                     and Controller